CONTRAT DE DIRECTEUR ARTISTIQUE

Monsieur Gilles NEVEU, Styliste, demeurant à Paris (sixième arrondissement), rue de Seine, numéro 46,

Né le 23 juin 1968 à Lorient (56) de nationalité française et résidant en France ci-après dénommé « Le Directeur Artistique »,

et

la société OVALE S.A.  société au capital de CENT MILLE FRANCS SUISSES  (100 000 FRS) dont le siège social est à Genève (Suisse), Boulevard Hélvétique n° 36 représentée par Monsieur Vladimir FABERT, ayant tous pouvoirs à l’effet des présentes.

ci-après dénommée « OVALE S.A.  ».

IL A ETE, PRÉALABLEMENT AUX CONVENTIONS OBJET DES PRESENTES, RAPPELE ET EXPOSÉ CE QUI SUIT :

Le Directeur Artistique jouit d’une réputation particulière et d’une grande expérience dans la conception de dessins et de Modèles pour la fabrication et la commercialisation de vêtements et d’objets pour bébés ainsi que dans la création, la définition et la gestion de l’image et de « l’Univers » de tels produits.

OVALE S.A., société récemment créée, a pour objet la création, la fabrication et la distribution de vêtements et objets pour les nourrissons et les bébés, dans un univers de luxe et de qualité.

OVALE S.A. souhaite que Le Directeur Artistique réalise pour elle des dessins et Modèles, et développe l’image de la Marque, ce que Le Directeur Artistique accepte dans les termes et conditions ci-après déterminés.

CECI EXPOSE, IL A ÉTÉ ARRÊTÉ ET CONVENU CE QUI SUIT :

Article I - DEFINITIONS

Les termes ci-après auront, dans le corps du présent contrat, la signification ci-dessous définie :

« Modèles »	signifie pour chaque saison, les concepts, dessins, couleurs, styles, et autres informations nécessaires ou utiles pour la production et la commercialisation des Produits.

« Produits »	signifient les produits et fabrications compris dans la liste figurant à l’annexe 1 auxquels les marques sont attachées.

« Saison »	signifie chaque saison printemps/été et chaque saison automne/Hiver

« Marque »	signifie la marque OVALE dont le dépôt en France et en Suisse est en cours.

ARTICLE 2 – OBJET DU CONTRAT

Pendant toute la durée du présent contrat, Le Directeur Artistique assurera la création et la direction artistique des collections de Produits, fabriqués et distribués sous la Marque.

Il assurera également la création et la direction artistique de l’image des produits et de la marque, incluant également mais non limitativement : la publicité, le packaging, tous logos, la décoration intérieure des boutiques et la communication extérieure.

ARTICLE 3 – OBLIGATIONS DU DIRECTEUR ARTISTIQUE

Pendant toute la durée du présent contrat. Le Directeur Artistique s’engage à accomplir les diligences ci-après:

3.1
Création et développement des Modèles. Le Directeur Artistique, agissant personnellement devra créer et développer les Modèles activement et avec la diligence nécessaire, chaque saison, dans le respect des produits et de l’image OVALE  et suivant le calendrier figurant à  Article 3.2 ci après.

Il devra prêter son concours à la vérification de la conformité des prototypes et Modèles avec ses croquis ainsi qu’au contrôle de qualité des Produits fabriqués.

Il devra donc assurer la responsabilité du choix des tissus, du choix de la gamme de couleurs, du choix des dessins imprimés, et suivi des toiles.

3.2	Calendrier de remise des Croquis : Le Directeur Artistique devra fournir les Croquis dans des délais compatibles avec les délais de fabrication

3.3
Fourniture Supplémentaire : Outre les Croquis devant être délivrés conformément à l’article 3.2 ci-dessus, Le Directeur Artistique, agissant personnellement, devra, sur demande raisonnable d’OVALE S.A. sans honoraires supplémentaires, modifier les Croquis étant entendu que ces modifications ne pourront être substantielles. Le Directeur Artistique aura alors 90 jours après la demande d’OVALE S.A. pour réaliser et fournir ces modifications.

3.4 Détermination de la notion de direction artistique : La direction artistique comprend, le développement de l’image de la marque dans un esprit déterminée par le Directeur Artistique seul. Cette impulsion pourra varier d’une année sur l’autre, le Directeur Artistique étant seul juge de la cohérence de la Marque entre les collections successives. Cela comprend également le contrôle de toute communication externe, de la décoration intérieure et extérieure des boutiques ainsi que d’une manière générale tout ce qui se rapporte à l’image de la marque et des produits. Outre la création et le développement des Modèles (art 3.1), le Directeur Artistique pourra acheter des modèles existant sur le marché et les inclure dans ses collections ou les modifier (tout en respectant les droits des créateurs et producteurs de ces produits) s’il estime que cela est profitable à l’image de la Marque.

ARTICLE 4 - UTILISATION DES MODELES

OVALE S.A.  reconnaît et accepte qu’elle ne pourra nullement procéder à des modifications et changements des modèles pour quelque raison que ce soit, sans avoir préalablement obtenu l’accord du Directeur Artistique sur ces modifications et changements et à la condition exprès que lesdites modifications soient réalisées par Le Directeur Artistique.

OVALE S.A.  s’interdit d’utiliser les dessins, croquis et modèles réalisés par Le Directeur Artistique à toute autre fin que la création, avec l’accord du Directeur Artistique, des Produits sous la Marque, dans les conditions prévues aux présentes.

ARTICLE 5 - COLLABORATION :

5.1	Réunions Le Directeur Artistique devra, à la demande de OVALE S.A., deux fois par saison participer à une réunion de collection. Chaque réunion durera au moins deux (2) jours.

Ces réunions auront notamment, sans que cette liste soit limitative, pour objet les points suivants :
-	Communication de Presse relative à la collection,
-	Organisation du fonctionnement du bureau de style et définition des moyens à mettre en œuvre,
-	Définition du plan commercial de collection,
-	Présentation et explication du style de la collection aux équipes commerciales,
-	Lancement de nouveaux Produits.

OVALE S.A. devra informer Le Directeur Artistique des dates de ces réunions au moins un mois à l’avance.

5.2           Promotion : Le Directeur Artistique collaborera à la promotion des Produits tant auprès des  acheteurs qu’auprès de la presse. Lui seront présentés pour avis les dossiers de Presse ainsi que les campagnes publicitaires.

ARTICLE 6 - ABSENCE DE LIEN DE SUBORDINATION

Il n’existera aucun lien de subordination entre Le Directeur Artistique  et OVALE S.A.. Le Directeur Artistique aura toute latitude pour organiser son travail dans le cadre des dispositions du présent contrat en concertation avec OVALE S.A..

Afin de permettre au Directeur Artistique d’exécuter sa mission, il est convenu que dès la signature du contrat, les parties se concerteront (par exemple à l’occasion des réunions prévues à l’article 5) afin de déterminer l’organisation à mettre en place.

De même, la collaboration établie par le présent contrat entre les parties est celles de cocontractants indépendants. Le Directeur Artistique n’aura aucune autorité ni possibilité d’engager OVALE S.A., ni de faire de déclaration ou délivrer de garantie pour le compte d’OVALE S.A..

Le nom du Directeur Artistique, pourra être utilisé  par OVALE S.A. si cela est nécessaire  après consultation du Directeur Artistique.

Après avoir été consulté sur une utilisation ponctuelle de son nom, si Le Directeur Artistique refuse que son nom soit utilité, OVALE S.A. et son agence de presse ne pourront passer outre.

ARTICLE 7 - EXCLUSIVITE

7.1	Le Directeur Artistique devra accorder tout le temps nécessaire à la bonne exécution du présent contrat, sans être toutefois astreint à y affecter la totalité de son temps disponible.
7.2
OVALE S.A. reconnaît avoir connaissance de l’activité de création de vêtements (prêt-à-porter ou couture) pour homme et/ou femme, sous sa propre marque (« Gilles Neveu ») ainsi que celle de création de costumes et vêtements de scène pour des artistes ou au profit de sociétés de production, tant musicales qu’audiovisuelles, déjà exercée par Le Directeur Artistique. OVALE S.A. autorise expressément Le Directeur Artistique à poursuivre ces activités pour son propre compte ou celui de sociétés contrôlées directement ou indirectement par lui.

7.3
Le Directeur Artistique s’interdit, pendant toute la durée du présent contrat et sauf accord préalable et par écrit de OVALE S.A., de créer des collections ou des modèles de Produits pour nourrissons et bébés pour d’autres maisons.

ARTICLE 8 - OBLIGATIONS D’ OVALE S.A.

8.1
OVALE S.A. devra respecter l’esprit et la ligne créatrice qui ont inspiré et présidé à la création des Modèles. En particulier, OVALE S.A. s’engage à maintenir le positionnement luxe des Produits : qualité du design, des matières, de la fabrication et de la distribution, niveau de prix, conditionnement, packaging et, le cas échéant P.L.V., image, etc… .

8.2
OVALE S.A. s’engage à maintenir, tant dans la fabrication et la finition des Produits, que dans celle de leur conditionnement, que « l’Univers » au sein duquel ils seront distribués (image, relations extérieures, points de distribution,…) un très haut standard de qualité, compatible avec un positionnement luxe des Produits et de la Marque. En particulier, OVALE S.A. devra s’interdire, sauf accord écrit ultérieur du Directeur Artistique, dans le respect des législations concernées, de distribuer les Produits au sein de réseaux de commercialisation non conformes à ce positionnement luxe et incapables d’assurer à leur clientèle un service de même qualité.

8.3
OVALE S.A. s’engage également à respecter et à faire respecter par ses sous-traitants, distributeurs et, en général, par tous ses partenaires, les règles d’éthique les plus strictes, s’interdisant et obligeant lesdits partenaires à s’interdire, en particulier et sans que cette mention soit limitative, tout recours au travail des enfants.

8.4
OVALE S.A. s’oblige à mettre à la disposition du Directeur Artistique tous les moyens, matériels, techniques et humains, raisonnablement nécessaires à la réalisation de sa mission ainsi qu’à la réalisation des toiles, patrons et prototypes des Produits.

ARTICLE 9 - PROPRIETE INTELLECTUELLE

9.1
Les Modèles développés ou qui seront développés par Le Directeur Artistique seront, la jouissance exclusive d’OVALE S.A., tous les droits patrimoniaux, titres et intérêts du Directeur Artistique, attachés aux Modèles, quelle que soit la personne qui les développe, seront concédés à OVALE S.A., à la réception de ces Modèles conformément à l’article 3 ci-dessus. Le Directeur Artistique concède et accepte de concéder au fur et à mesure de leur acceptation par OVALE S.A. tous ses droits sur les Modèles, incluant spécialement tous les copyrights.

Il est toutefois observé que cette utilisation devra respecter le droit moral du Directeur Artistique  attaché à sa qualité de créateur desdits modèles.

9.2
Pendant toute la durée du présent contrat, Le Directeur Artistique n’aura aucun droit, titre ou intérêt sur les Modèles une fois fourni à OVALE S.A. et ne pourra utiliser ces Designs d’aucune manière autre que celles prévues au présent contrat, sauf accord d’OVALE S.A..

ARTICLE 10 - DUREE

Ce présent contrat est prévu pour DEUX (2) années de collaboration à compter du 1er janvier 2003 pour expirer le 31 décembre 2004.
Au plus tard le 30 juin 2004 les parties se concerteront en vue de déterminer les modalités de son renouvellement éventuel, étant précisé que ceci ne saurait avoir pour effet d’ôter au présent contrat sa durée déterminée. En conséquence, le renouvellement du présent contrat ne donnera lieu à aucune indemnité de part ni d’autre. Il ne pourra être présumé et devra faire l’objet d’un accord écrit.

ARTICLE 11 – REMUNERATION

11.1                      Honoraires : En contrepartie de l’exécution de ses obligations par Le Directeur Artistique, OVALE S.A. lui versera un honoraire hors taxes égal à la somme de QUATRE VINGT QUATRE MILLE EUROS (84 000 € h.t.) , la première année et CENT VINGT QUATRE MILLE HUIT CENT Euros  (124 800 € h.t) la deuxième année  conformément au calendrier des paiements prévu à l’article 11.2 ci-dessous.

11.2
Modalités de Paiement des honoraires : Le paiement des honoraires sera réalisé en douze  versements mensuels de chacun  SEPT MILLE Euros hors taxes (7 000 € h.t./mois) d’avance le 1er de chaque mois et pour la première fois le 1er janvier 2003 pour la première année.

Le paiement des honoraires de la seconde année sera réalisé en douze versements mensuels de chacun DIX MILLE QUATRE CENT Euros hors taxes (10 400 € h.t./mois) d’avance le 1er de chaque mois et pour la première fois le 1er janvier 2004.

11.3	Monnaie et lieu de Paiement : Les honoraires seront payables en EUROS par OVALE S.A. par virement bancaire sur le compte du Directeur Artistique, que Le Directeur Artistique désignera à OVALE S.A.

11.4
Frais ;  L Frais; Les frais et dépenses diverses engagées par Le Directeur Artistique pour l’exécution des obligations prévues au présent contrat, incluant les frais de déplacement et, le cas échéant (en particulier pour les visites éventuelles aux sous-traitants, les participations aux opérations de promotion, etc…) les frais d’hébergement et de restauration seront à la charge d’OVALE S.A.

ARTICLE 12 – INTUITU PERSONAE

L’engagement pris aux présentes par Le Directeur Artistique l’est compte tenu de la personnalité du dirigeant d’OVALE S.A., Monsieur Vladimir FABERT. Aussi, les parties conviennent-elles expressément que dans le cas où Monsieur Vladimir FABERT viendrait, pour quelque cause que ce soit, à cesser d’exercer en fait ou en droit les fonctions de dirigeant d’OVALE S.A. et à ce titre d’être le garant de la stratégie et du respect de l’image et de la qualité des Produits, Le Directeur Artistique aura la faculté de résilier par anticipation et avec effet immédiat le présent contrat, sans avoir à en justifier et sans indemnité de quelque sorte que ce soit.

ARTICLE 13 - CLAUSE RESOLUTOIRE

Les parties acceptent que le présent contrat pourra être résilié par chacune des parties dans un délai de trente (30) jours après notification par LRAR sans donner lieu à indemnisation de part ni d’autre dans les cas suivants :

13.1                      Inexécution

Chaque partie pourra résilier le contrat dans le cas ou l’autre partie manquait à l’une de ses obligations prévue au présent contrat.

13.2                      Incapacité

OVALE S.A. résiliera immédiatement le présent contrat en cas de mort et/ou incapacité du Directeur Artistique. Dans le cadre de cet article, le terme incapacité signifie une maladie physique ou mentale permanente ou un état permanent résultant d’un accident qui empêcherait Le Directeur Artistique d’exécuter convenablement le présent contrat durant une période de soixante (60) jours consécutif ou quatre vingt dix (90) jours pris cumulativement sur une période de UN (1) an. Cette situation devra être constatée par un médecin choisi par les parties. En cas de désaccord sur le médecin en question, chaque partie choisira un médecin. Ces médecins devront tous deux en choisir un troisième en cas de divergence entre eux. Les conclusions de ce troisième médecin prévaudront sur les deux autres.

ARTICLE 14.- FACULTE DE SUBSTITUTION .

Le Directeur Artistique aura la faculté, ce qui est expressément accepté par OVALE S.A., de se substituer, dans le bénéfice du présent contrat, la société GILLES NEVEU EURL, dont il détient la totalité du capital, à la condition toutefois que cette dernière s’engage, solidairement avec lui-même, à ce que l’intégralité des prestations de Direction Artistique objet du présent contrat soit exécutée par Monsieur Gilles NEVEU personnellement. A défaut, le présent contrat pourrait être résilié par OVALE S.A..

ARTICLE 15 - DIVERS

15.1 Cession de droits : Le présent contrat lie les parties qui ne pourront céder ce contrat ni les droits et obligations qu’il contient sans l’accord écrit de l’autre partie.

15.2 Confidentialité :

Chaque partie s'engage à garder strictement confidentielles toutes les informations, savoir-faire communiqués ou auxquelles elle aura accès dans le cadre de l'exécution du présent contrat, que ce soit oralement ou par écrit, et à ne pas dévoiler, distribuer ou disséminer les informations, ou documents ou informations, qui en dérivent, ou toute partie d'entre eux, de quelque façon, à des tiers, et à ne pas utiliser les Informations à son propre profit ou à celui de tiers, sauf dans la mesure où cela a été autorisé par écrit par l’autre partie.

Cette obligation de confidentialité continuera pendant deux (2) ans après l’expiration ou la résiliation de ce contrat.

15.3                      Notification :

Toutes communications permises ou requises par le présent contrat devront être écrites et envoyées par Lettre recommandée avec accusé de réception à l’autre partie à l’adresse figurant en tête des présentes.

Dans le cas où Le Directeur Artistique ou OVALE S.A. changerait d’adresse, Ce changement serait notifié par Lettre recommandée avec accusé de réception à l’autre partie.

15.4                      Clause attributive de juridiction et choix de la loi applicable

Le présent contrat est soumis à la loi française. Tout différend au sujet de l’interprétation ou de l’exécution des présentes qui ne pourrait être résolu à l’amiable sera soumis à la compétence des tribunaux de Paris.

Fait à Paris,

Le ___________________ 2002,
En deux exemplaires.

______________________	__________________________________
Le Directeur Artistique,	La Société OVALE S.A.
Représentée par Monsieur Vladimir FABERT